UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2006
COMMUNITY FIRST, INC.
(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, Tennessee (Address of principal executive offices)	38401 (Zip Code)
(931) 380-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 18, 2006, the Board of Directors (the “Board”) of Community First, Inc. (the “Company”) approved grants to the Company’s directors and executive officers of options to purchase the Company’s Common Stock as set forth below:

	Number of
Name	Shares	Exercise Price	Type of Option
Marc Lively	1,200	$30.00	Non-Qualified
Marc Lively	3,250	$30.00	Incentive
Allen Pressnell, Jr.	1,200	$30.00	Non-Qualified
Stephen Walker	1,200	$30.00	Non-Qualified
Roger Witherow	1,200	$30.00	Non-Qualified
Randy Maxwell	1,200	$30.00	Non-Qualified
Fred C. White	1,200	$30.00	Non-Qualified
Eslick Daniel, M.D.	1,200	$30.00	Non-Qualified
Dinah Vire	1,200	$30.00	Non-Qualified
Bernard Childress	1,200	$30.00	Non-Qualified
Vasant Hari	1,200	$30.00	Non-Qualified
Dianne Scroggins	1,750	$30.00	Incentive
Mike Saporito	1,750	$30.00	Incentive
Carl Campbell	1,750	$30.00	Incentive
Roger Stewart	1,750	$30.00	Incentive
The grants of non-qualified stock options to the directors were made pursuant to a Form of Non-Qualified Stock Option Agreement for directors, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference. The grants of incentive stock options to the executive officers were made pursuant to an Incentive Stock Option Agreement, previously filed by the Company. Options awarded to the Company’s directors and executive officers are subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan (the “Plan”). A copy of the Plan was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 2005 and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Non-Qualified Stock Option Agreement for directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.
By:	/s/ Marc R. Lively
Marc R. Lively
Chief Executive Officer/President

Date: July 20, 2006

EXHIBIT INDEX

10.1	Form of Non-Qualified Stock Option Agreement for directors

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